UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2015

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 27, 2015, Old National Bancorp (the “Company”) issued a press release (“Press Release”) reporting its financial results for the second quarter of 2015. The Press Release is included as Exhibit 99.1 hereto and is incorporated herein by reference. The Company also released the financial trends including its second-quarter results. The financial trends are included as Exhibit 99.2 hereto and are incorporated herein by reference. In connection therewith, a slide presentation outlining second-quarter earnings, recent strategic developments and the Company’s financial outlook will be available on the Company’s website to complement the conference call to be held on July 27, 2015, at 10:00 a.m. CDT and will be accessible at http://www.oldnational.com before the conference call begins.

Item 8.01 Other Events.

The Company also announced in the Press Release that the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per common share. The dividend is payable on September 15, 2015, to shareholders of record on September 1, 2015. For purposes of broker trading, the ex-date of the cash dividend is August 28, 2015.

On July 23, 2015, the Board of Directors of the Company approved the adoption of a new stock repurchase plan to replace the stock repurchase plan previously adopted on October 23, 2014 which superseded the plan adopted on January 23, 2014. Under the new plan, the Company is authorized to purchase up to 7.0 million shares of the Company’s common stock through January 31, 2016. These shares may be purchased from time to time in either the open market or in privately negotiated transactions, in accordance with SEC regulations. A total of approximately 6.0 million shares of the Company’s common stock have been repurchased since January 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp on July 27, 2015

99.2	Financial Trends issued by Old National Bancorp on July 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015

OLD NATIONAL BANCORP

By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp on July 27, 2015

99.2	Financial Trends issued by Old National Bancorp on July 27, 2015

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